PACE CREDIT UNION Well beyond a bank.

VARIABLE RATE BUSINESS LOAN AGREEMENT

AGREEMENT made this 13th day of September, 2017.

BETWEEN: **SUSGLOBAL ENERGY CORP.**
(hereinafter called the "Member")

AND: **SUSGLOBAL ENERGY CANADA CORP.**
(hereinafter called the "Member")

AND: **SUSGLOBAL ENERGY CANADA 1 LTD.**
(hereinafter called the "Member")

AND: **SUSGLOBAL ENERGY BELLEVILLE LTD.**
(hereinafter called the "Member")

AND: **PACE SAVINGS & CREDIT UNION LIMITED**
(hereinafter called the "Credit Union")

WHEREAS the Member has applied to the Credit Union for a loan;

AND WHEREAS the Credit Union has agreed to extend credit to the Member on the terms and conditions set out in term sheet dated September 13, 2017 (the "Term Sheet") for the purposes set out in the Term Sheet, subject to the following terms and conditions;

NOW THEREFORE in consideration of the premises and the covenants, agreements, representations and warranties hereinafter set forth, the parties hereto agree as follows:

1. *Loan.* Upon execution of this Agreement the Credit Union establishes in favour of the Member a non-revolving term facility (the "**Loan**") in the amount of **THREE MILLION SEVEN HUNDRED TWENTY FOUR THOUSAND ONE HUNDRED AND FORTY SEVEN DOLLARS AND FOURTEEN CENTS ($3,724,147.14).** The Loan is a non-revolving facility and, accordingly no amounts repaid under the Loan may be reborrowed under the Loan and the limit of the Loan will be automatically and permanently reduced by the amount of any repayment made thereunder.

2. *Term.* The Loan (together with all accrued interest and all other amounts payable hereunder) shall be repaid in full on demand. If demand has not previously been made by the Credit Union, the outstanding amount under the Loan (together with all accrued interest and other amounts payable hereunder) shall be repaid in full upon the earlier of:

   (a) September 13, 2022 (the "**Maturity Date**"); or

   (b) the occurrence of an Event of Default.

3. *Interest.* Interest on the principal amount of the Loan and outstanding from time to time shall be calculated and accrue at a variable rate referred to in this Agreement as the "Variable Business Loan Rate". The Variable Business Loan Rate is equal to the PACE Base Rate as adjusted from time to time by the Credit Union, plus **1.250%**. At the date of this Agreement the Variable Loan Rate is **6.750%** per annum compounding monthly and the Variable Business Loan Rate, as determined above, is therefore **8.000%** per annum compounding monthly. Interest shall be calculated daily on the daily closing principal balance owing hereunder in respect of the Loan, not in advance, and shall be payable both before and after default and/or judgment as well after as before maturity. Upon any change in the PACE Base Rate the new Variable Business Loan Rate, as calculated above, shall immediately become effective and apply to this loan. The Member or Guarantor is liable to repay the loan together with interest at the changed rate. The Credit Union shall notify the Member, and Guarantor (if any), of any change in the Variable Business Loan Rate as soon as possible, but the accidental omission to give notice of any such change shall not excuse the Member or Guarantor from liability to repay the loan together with interest at the changed rate. In the event of default, the Member agrees to pay all legal fees and expenses (on a solicitor and client basis) incurred by the Credit Union in collecting the said loan and interest.
In addition to any amounts otherwise payable hereunder, the Member agrees to pay the Credit Union its customary administration fee as published by the Credit Union from time to time, including an administrative fee for each cheque received by the Credit Union from the Member which is subsequently dishonoured.

4. *Repayment.* Without limiting the right of the Credit Union to at any time demand repayment thereof and subject to and in addition to the requirement for repayment in full pursuant to Sections 2 and 11 of this Agreement, the Member agrees to pay interest on the outstanding principal balance on the 4th day of each month until the full amount outstanding hereunder on account of the Loan has been paid. The first monthly payment shall be payable on the 4th of the month immediately following the date the advance was made by the Credit Union to the Member.
5. *Application of Payments.* All payments made by the Member on account of the Loan shall be applied firstly on

account of interest at the rate then in effect and secondly in reduction of the principal sum outstanding.

6. *Recordation.* The Credit Union shall open and maintain books of account evidencing all advances and all other amounts owing by the Member to the Credit Union under the Loan. The Credit Union shall enter in those books details of all amounts from time to time owing, paid or repaid by the Member, and this information shall constitute prima facie evidence of the obligations of the Member to the Credit Union under this Agreement with respect to all advances and all other amounts owing by the Member to the Credit Union under this Agreement. The failure of the Credit Union to correctly record any such amount or date shall not in any way affect the obligations of the Member to pay all amounts due to the Credit Union under this Agreement, pursuant to, and in accordance with this Agreement. After a request by the Member, the Credit Union shall promptly advise the Member of any entries made in the Credit Union's books of account. Acceptance by the Member, without dispute, of the periodic statements pertaining to this Loan acknowledges the liability of the Member for advances made during the period covered by such statement.

7. *Security.* The Loan shall be evidenced or secured by the security as provided and set out in the Term Sheet and as the Credit Union may request from time to time (the "Security") which shall be provided contemporaneously with the execution of this Agreement, and shall be in form and substance satisfactory to the Credit Union and shall be supported by all necessary resolutions and opinions (each in form and substance satisfactory to the Credit Union and the Credit Union's counsel). Furthermore, the Member and Guarantor (if any) acknowledge that the Credit Union has at all times a lien against shares in the Credit Union owned by the Member or Guarantor and against such monies on deposit by the Member or Guarantor with the Credit Union. If the Member is in default under this Agreement, the Credit Union may apply such shares and deposits to repayment of any balance outstanding and the Credit Union shall retain the right to recover from the Member or Guarantor any deficiency should the balance outstanding exceed the value of such shares and deposits.

8. *Warranties and Representations*. The Member and corporate Guarantor (if any) makes the following representations and warranties to Credit Union, which representations and warranties are deemed to be repeated as at the time of each advance hereunder:

(a) It is a corporation duly organized, validly existing and duly registered or qualified to carry on business in the Province of Ontario, and has all requisite corporate power and authority to own, lease and operate its property and to conduct its business as such is presently conducted and as proposed to be conducted.

(b) The execution, delivery and performance by it of this Agreement and any other documents to which it is a party have been duly executed and delivered by them and constitutes a legal, valid and binding obligation of each of them enforceable against each of them in accordance with its respective terms and have been duly authorized by all necessary actions of its directors and shareholders, and do not violate its constating documents or any applicable laws or agreements to which it subject or by which it is bound.

(c) Its most recent financial statements provided to Credit Union accurately present its financial position as of the date thereof and its results of operations and cash flows for the fiscal period covered thereby, and since the date of such financial statements no material adverse change has occurred affecting its business or financial condition.

(d) There is no claim, action, prosecution or other proceeding of any kind pending or threatened against it or any of its assets or properties before any court or administrative agency which relates to any non-compliance with any environmental law or any release from its lands of a contaminant into the natural environment or which, if adversely determined, might have a material adverse effect upon its financial condition or operations or its ability to perform its obligations under this Agreement or any of Credit Union 's security, and there are no circumstances of which it is aware which might give rise to any such proceeding which it has not fully disclosed to Credit Union .

(e) It has good and marketable title to all of its properties and assets, free and clear of any mortgages, liens, claims, loans or encumbrances, other than those created hereunder or as otherwise disclosed to and approved by the Credit Union.

(f) It is in compliance in all material respects with all applicable laws including, without limitation, all environmental laws.

(g) It possesses all licenses, patents, trade-marks, service marks and copyrights, free from material restrictions, that are necessary for the ownership, maintenance and operation of its assets and businesses and it is not in violation of any rights of third parties with respect to any of the foregoing.

(h) No event has occurred which constitutes or which, with notice, lapse of time or both, would constitute a breach of any covenant or other term or condition of this Agreement or any security agreement given in connection herewith.

(i) It has filed all material tax returns required to be filed by it, paid or made provision for payment of all taxes and claims ranking in priority to Credit Union's security (including interest and penalties) which are due and payable, and provided adequate reserves for payment of any tax, the payment of which is being contested.

(j) All information furnished by or on behalf of it in writing to the Credit Union in connection with the transaction contemplated hereby, is true and correct and does not omit any fact necessary in order to make such information not misleading.

9. *Conditions Precedent*. The availability and advance of the Loan hereunder is conditional upon the receipt of:

(a) a duly executed copy of this Agreement;

(b) the Security shall have been duly executed and delivered and, where required, registered;

(c) such financial, corporate and other records or documents relating to Member and Guarantor, if any, as required by the Term Sheet and as the Credit Union may reasonably require have been delivered and approved by the Credit Union.

10. *Guarantor Provision*. In consideration of the Credit Union extending the Loan to the Member, and in addition to any guarantee and security agreement given by the Guarantor to the Credit Union, the Guarantor (and each of them jointly and severally, if more than one Guarantor) does hereby guarantee to the Credit Union repayment of the Loan including interest and costs as provided in this Agreement, as and when demanded by the Credit Union. In default of payment by the Member the Guarantor agrees that the balance then due shall be recoverable against the Guarantor. This guarantee shall be binding notwithstanding any extension of time for repayment or variation in the terms of payment which may be agreed upon between the Member and the Credit Union, and it shall not be necessary for the Credit Union to exhaust its recourse against the Member before being entitled to payment from the Guarantor.

11. *Event of Default*. Without limiting any other rights of the Credit Union under this Agreement, the Term Sheet, the Security and any other written agreement delivered in connection with the transaction hereof, if any one or more of the following events (herein an "Event of Default") has occurred and is continuing:

(a) the failure by the Member or Guarantor, if any, to pay when due, whether on demand or at a fixed payment date, by acceleration or otherwise, any payment of interest, principal, fees, commissions or other amounts payable to the Credit Union;

(b) the failure of the Member or Guarantor, if any, to observe or perform any covenant or obligation applicable to it under this Agreement, if the Member or Guarantor, if any, fails to remedy such default within the earlier of ten (10) days from the date:

(i) it becomes aware of the default; and

(ii) the Credit Union delivers written notice of the such default to the Member or Guarantor.

(c) any default occurs under any other credit, loan or security agreement to which the Member or Guarantor, if any, is a party and such breach continues for ten (10) days after such Member or Guarantor shall have received written notice of same;

(d) a petition, case or proceeding under the bankruptcy laws of Canada or similar laws of any foreign jurisdiction now or hereafter in effect or under any insolvency, arrangement, reorganization, moratorium, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed or commenced against the Member or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or the Member shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

(e) a receiver is appointed over any property of the Member or any judgment or order or process of any court becomes enforceable against the Member or any property of the Member or any creditor takes possession of any property of the Member;

(f) any Security is or becomes illegal, invalid, prohibited or unenforceable and/or ceases to rank in the priority contemplated in the Term Sheet against the property charged thereunder;

(g) any representation or warranty made by the Member or Guarantor, if any, herein or in any Security or in any certificate or other document delivered to the Credit Union in connection herewith is false or misleading in any material respect; or

(h) in the opinion of the Credit Union, any adverse change has occurred in the financial condition or business of the Member or the Guarantor, if any, which may impair its ability or willingness to perform any of its obligations to the Credit Union or the Credit Union considers the security held to secure the Loan to be in jeopardy or the Credit Union considers itself insecure;

then, in such event, the Credit Union may, by written notice to the Member, declare the amount then outstanding under the Loan to be immediately due and payable. Upon receipt of such written notice, the Member shall immediately pay to the Credit Union all outstanding amounts under the Loan and all other obligations of the

Member to the Credit Union in connection therewith. Upon a declaration that the Loan outstanding hereunder is immediately due and payable pursuant to this Section 11, the Credit Union may commence such legal action or proceedings as the Credit Union in its sole discretion deems expedient, including the commencement of enforcement proceedings under this Agreement, the Term Sheet, the Security and all other documents to be executed and delivered to the Credit Union by the Member or Guarantor, all without any additional notice, presentation, demand, protest, notice of dishonour, entering into of possession of any property or assets, or any other action or notice, all of which are expressly waived by the Member and Guarantor. The rights and remedies of the Credit Union under the this Agreement, the Term Sheet and the Security are cumulative and are in addition to, and not in substitution for, any other rights or remedies.

12. *Expenses.* The Member agrees to pay all fees (including legal fees on a solicitor and client basis), costs and expenses incurred by the Credit Union in connection with the preparation, negotiation and documentation of this Agreement and the Security, and the operation or enforcement of this Agreement and the Security. In addition to any amounts otherwise payable hereunder, the Member agrees to pay the Credit Union its customary administration fee as published by the Credit Union from time to time, including without limitation an administrative fee for each cheque received by the Credit Union from the Member which is subsequently dishonoured.

13. *Review.* Credit Union may conduct periodic reviews of the affairs of Member, as and when determined by Credit Union, for the purpose of evaluating the financial condition of Member. Member shall make available to Credit Union such financial statements and other information and documentation as Credit Union may reasonably require and shall do all things reasonably necessary to facilitate such review. The Member also agrees to promptly notify the Credit Union of any change of circumstances which renders inaccurate any of the information given to the Credit Union in applying for this Loan.

14. *Survival of Representations and Warranties.* The representations and warranties contained herein or made pursuant to this Agreement, the Term Sheet and all Security shall survive until the termination of this Agreement.

15. *Entire Agreement.* This Agreement and all attachments hereto, the Term Sheet, the Security and any other written agreement delivered pursuant to or referred to in this Agreement constitute the entire agreement among the parties with respect to the Loan herein and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the transaction herein.

16. *Counterparts.* This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement and shall become effective when all counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

17. *Joint and Several.* Where more than one Person is liable as Member or Guarantor, if any, for any obligation under this Agreement, the liability of each such Person for such obligation is joint and several with each other such Person. Where this agreement is signed by more than one party as Member, advances may be made to or at the request of any one or more of them, and their liability shall be joint and several. Periodic statements or other notices may be sent to any one Member on behalf of all. Any reference in this Agreement to "Member" shall be construed as if to read "Member or any one or more of them".

18. *Limitation Act 2002 (Ontario).* The parties acknowledge that this agreement is made for business purposes and is a "business agreement" as defined in the Limitations Act, 2002 (the "Act") and that no limitation periods found in the Act, other than the ultimate limitation period found in Section 15 of the Act, shall apply to the obligations imposed by this agreement.

19. *Non-Merger.* The provisions of this Agreement shall not merge with the Term Sheet and any other Security provided to Credit Union, but shall continue in full force for the benefit of the parties hereto.

20. *Notices.* All notices and other communications hereunder shall be in writing and shall be deemed given upon personal delivery, facsimile transmission (with written or facsimile confirmation of receipt), telex or delivery by a reputable overnight commercial delivery service (delivery, postage or freight charges prepaid), or on the fourth day following deposit in the mail (if sent by registered or certified mail, return receipt requested, delivery, postage or freight charges prepaid), addressed to the Member and/or Guarantor at the addresses appearing in the Credit Union's records and files, and if to the Credit Union to the address noted herein.

21. *Amendments.* This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

22. *Waivers.* No failure or delay on the part of the Credit Union in exercising any right or power hereunder or under any security document shall operate as a waiver thereof. Guarantor agrees that the amendment or waiver of any provision of this Agreement (other than agreements, covenants or representations expressly made by Guarantor herein, if any) may be made without and does not require the consent or agreement of, or notice to, Guarantor.

23. *Governing Law.* This Agreement and the rights and obligations of the parties hereunder shall be governed in all respects by the laws of the Province of Ontario and the laws of Canada applicable therein.

24. *Assignment.* Member shall not assign or transfer or permit the assignment or transfer of any of its rights or obligations under this Agreement without the prior written consent of Credit Union. Credit Union may assign all

or part of its rights and obligations under this Agreement to any person. Credit Union may disclose to potential or actual assignees confidential information regarding Member (including any such information provided by Member to Credit Union) and shall not be liable for any such disclosure).

25. *Severability.* Any portion or provision of the Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining portions or provisions hereof in such jurisdiction or, to the extent permitted by law, rendering that or any other portion or provision of the Agreement invalid, illegal or unenforceable in any other jurisdiction.

26. *Binding Effect.* This Agreement shall be binding upon and enure to the benefit of the parties and their respective successors and permitted assigns.

27. *Time of Essence.* Time shall be of the essence in all provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

PACE SAVINGS & CREDIT UNION LIMITED

Per: ____________________
Name:
Title:

Per: ____________________
Name:
Title:

We have the authority to bind the corporation

SUSGLOBAL ENERGY CORP.

Per: ____________________
Name: GERALD HAMALIUK
Title: C.E.O.

Per: ____________________
Name:
Title:

I/we have the authority to bind the corporation

SUSGLOBAL ENERGY CANADA CORP.

Per: ____________________
Name: GERALD HAMALIUK
Title: C.E.O.

Per: ____________________
Name:
Title:

I/we have the authority to bind the corporation

SUSGLOBAL ENERGY CANADA 1 LTD.

Per: ____________________
Name: GERALD HAMALIUK.
Title: C.E.O.

Per: ____________________
Name:
Title:

I/we have the authority to bind the corporation

SUSGLOBAL ENERGY BELLEVILLE LTD.

Per: ______________________
Name: GERALD HAMALIUK.
Title: C.E.O.

Per: ______________________
Name:
Title:

I/we have the authority to bind the corporation